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                                                                    Exhibit 23.2


            Consent of Independent Registered Public Accounting Firm


The Castle Brands Spirits Company Limited,
Dublin, Ireland.


We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated June 3, 2004, relating to the financial statements of The Castle Brands Spirits Company Limited (formerly known as The Roaring Water Bay Spirits Company Limited), which is contained in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


/s/ BDO Simpson Xavier
----------------------
BDO Simpson Xavier
Dublin, Ireland

November 15, 2005